Exhibit 10.1

                    EXECUTIVE EMPLOYMENT AGREEMENT AMENDMENT

         THIS EMPLOYMENT AGREEMENT AMENDMENT ("AGREEMENT"), is made and entered into by and between Sharps Compliance Corp., having its principle office at 9350 Kirby Drive, Suite 300, Houston, TX 77054 (hereinafter referred to as the "Company"), and David P. Tusa (hereinafter referred to as the "Executive").

                                   WITNESSETH

For and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Executive's original executive employment agreement, dated July 14, 2003 and amended on October 1, 2004 (effective June 21, 2004), as follows:

         The Base Salary referred to in Article 1.3.1 (as amended) of $8,653.85 per pay period is hereby changed to $9,615.38.

         Notwithstanding anything to the contrary, Executive is entitled to no less than twelve (12) month's severance-related pay and benefits under Article 2 of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first written below with the amended provisions noted above being effective August 19, 2005.



EXECUTIVE:

/s/ David P. Tusa
-----------------
Executive

Date: August 19, 2005




COMPANY:

/s/ Burton J. Kunik
-------------------
Name:             Burton J. Kunik

Title:            Chairman & Chief Executive Officer

Date:    August 19, 2005
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